Exhibit 3.3

File Number: LP0000443 Date Filed: 07/22/2013 Jason Kander Secretary of State

THIRTEENTH AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a limited liability partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a registered limited liability limited partnership on July 15, 2002.

(5)	The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 371.

In affirmation thereof, the facts stated above are true.

Dated: July 19, 2013
General Partner:

By
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip

Melichar, Steven C.	07/01/2013	3305 Gadwall Court	Swansea, IL 62226

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

The Steven C. Melichar Revocable Living Trust	07/01/2013	3305 Gadwall Court	Swansea, IL 62226

Exhibit A to Thirteenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.